UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – December 2, 2010

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5699

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

a.

On December 2, 2010, Martin H. Craven, Vice President and Chief Financial Officer announced his intention to retire from the Company effective March 1, 2011. From January 1, 2011, until his retirement, Mr. Craven will serve as Vice President and as an advisor to Mr. Jibson.

b.

Effective January 1, 2011, Kevin W. Hadlock will serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Hadlock, age 37, has been serving as Senior Vice President and Chief Financial Officer for Baltimore Gas and Electric Company, a subsidiary of the Constellation Energy Group from November 2008 until December 2010. From September 2007 to November 2008, Mr. Hadlock served as Vice President of Investor Relations and Financial Planning and Analysis for Constellation Energy Group. From January 2007 to September 2007, Mr. Hadlock served as Vice President of Investor Relations. From October 2004 to January 2007, Mr. Hadlock served as Director of Investor Relations for Constellation Energy. Constellation Energy has no relationship with Questar Corporation. In connection with his employment with Questar, Mr. Hadlock will receive the following compensation: (1) 2011 annual salary of $344,000; (2) participation in Annual Management Incentive Plan II for 2011, with a target bonus of 60% of base salary; (3) signing bonus of $375,000, subject to repayment for early termination; (4) relocation allowance of $150,000, subject to repayment for early termination; (5) restricted stock grant of 10,000 shares to vest in equal annual installments over three years starting on March 5, 2012; (6) participation in Executive Severance Compensation Plan; and (7) participation in the Deferred Compensation Program.

The restricted stock agreement form was attached to a Current Form 8-K filed on February 17, 2009, as exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Exhibit

     99.1

Press release issued December 2, 2010 by Questar Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

December 2, 2010

/s/Martin H. Craven

Date

Martin H. Craven

Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

Press release issued December 2, 2010, by Questar Corporation.

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